Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Lion Group Holding Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share, represented by ADSs issuable upon conversion of convertible debentures	(1)	Other	76,016,240,339	$0.0007	$55,035,758.00	0.0001531	$8,426.00

Total Offering Amounts:							$55,035,758.00		8,426.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$8,426.00

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Offering Note(s)

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices for two tranches of convertible debentures, which shall have an aggregate offering price not to exceed $11,000,000 and $3,000,000, respectively. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

On July 21, 2025, and June 17, 2025, the registrant issued two tranches of convertible debentures dated July 21, 2025, and June 17, 2025 respectively. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the high and low prices of the registrant’s American Depositary Shares on Nasdaq on August 21, 2025, or $1.81, divided by 2,500 (to give effect to the 2,500:1 ratio of Class A Ordinary Shares to ADSs).